Exhibit 99.1

FOR IMMEDIATE RELEASE David Kelley 224-727-2535 dkelley@littelfuse.com
Littelfuse Reports Second Quarter Results for 2026

Second Quarter Highlights:
(Year-over-year comparisons unless otherwise noted)
•Net sales of $739 million, +20%; organic growth contributed +14%
•Cash flow from operations of $146 million; free cash flow of $127 million, +75%
•YTD Cash flow from operations of $226 million; free cash flow of $193 million, +68%
•GAAP diluted earnings per share of $3.49; Adjusted diluted earnings per share of $4.19
•GAAP operating margin of 16.2%, +110 bps; Adjusted EBITDA margin of 23.6%, +220 bps
•Cash dividend of $0.80 per share, annualized to $3.20 per share, +7%

CHICAGO, July 29, 2026 - Littelfuse, Inc. (NASDAQ: LFUS), a leader in developing smart solutions that enable safe and efficient electrical energy transfer, today reported financial results for its second quarter ended June 27, 2026:

“We delivered strong second quarter results, with performance exceeding our expectations reflecting broad-based demand strength and disciplined execution across the portfolio,” said Greg Henderson, Littelfuse President and Chief Executive Officer. “We drove growth across our segments as our teams continued to make progress on our strategic priorities while leveraging our leadership position in safe and efficient electrical energy transfer. We remain focused on scaling our high growth opportunities, partnering with our market leading customers, enhancing operational excellence, and deploying capital with discipline as we execute our long‑term strategy.”

“Looking ahead to the third quarter, we expect approximately 26% total revenue growth versus the prior year, supported by record bookings, continued customer momentum, and contributions from the Basler acquisition. We continue to partner closely with our customers to drive the ongoing evolution to higher power and higher energy density solutions.”

Third Quarter of 2026*

Based on current market conditions, for the third quarter the company expects,
•Net sales in the range of $780 - $800 million, adjusted diluted EPS in the range of $4.85 – $5.05 and an adjusted effective tax rate of approximately 23% - 24%

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*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Second Quarter 2026 Segment Performance Highlights

Electronics Segment
•Net sales for the second quarter 2026 increased +21%. Organic sales increased +20% driven by improved passive products (+26% organic) sales. Semiconductor product (+15% organic) sales also contributed to growth driven by increased protection and power semiconductor volumes. Favorable FX contributed +1% to growth.
•Adjusted EBITDA margin for the second quarter 2026 increased to 26.3% (+470 bps) due to volume leverage, favorable mix, and operational execution in both passive products and semiconductor products.

Transportation Segment
•Net sales for the second quarter 2026 increased +2% as organic sales increased +1% while favorable FX contributed +1% to growth. Organic sales growth benefited from improved commercial vehicle sales (+4% organic), which offset lower passenger vehicle organic sales (-2%). Commercial vehicle sales growth benefited from improved truck, construction and agricultural equipment demand. Passenger vehicle sales were impacted by lower global passenger car builds and auto sensor product declines.
•Adjusted EBITDA margin for the second quarter 2026 decreased to 18.6% (-190 bps) driven by lower commercial vehicle profitability which more than offset passenger vehicle margin expansion.

Industrial Segment
•Net sales for the second quarter 2026 increased +52%. Organic sales increased +16% driven by improved data center, HVAC, industrial automation, and construction demand. The Basler acquisition contributed +36% to growth.
•Adjusted EBITDA margin for the second quarter 2026 increased to 22.6% (+50 bps) driven by favorable volume leverage and mix.

Dividend
•The company will pay a cash dividend of $0.80 per share on its common stock, a 7% increase from the prior quarter dividend of $0.75 per share. The dividend will be paid on September 3, 2026, to shareholders of record as of August 20, 2026.

Conference Call and Webcast Information
Littelfuse will host a conference call on Wednesday, July 29, 2026, at 8:00 a.m. Central Time to discuss the results. The call will be broadcast and available for replay at Littelfuse.com. A slide presentation is available in the Investor Relations section of the company’s website at Littelfuse.com.

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About Littelfuse
Littelfuse, Inc. (NASDAQ: LFUS) is a diversified, industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 20 countries, and with approximately 18,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation and electronics end markets – everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse, Inc.’s (“Littelfuse” or the “Company”) current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties relating to general economic conditions; product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; changes in import and export duty and tariff rates; exchange rate fluctuations; commodity price fluctuations; the effect of the Company's accounting policies; labor disputes and shortages; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; integration of acquisitions may not be achieved in a timely manner, or at all; limited realization of the expected benefits from investment and strategic plans; the risk that expected benefits, synergies and growth prospects of the transaction with Basler may not be achieved in a timely manner, or at all; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 27, 2025.

Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 27, 2025, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at www.sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

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Non-GAAP Financial Measures
The information included in this press release and other materials filed with the SEC may include non-GAAP financial measures including organic net sales (decline) growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, adjusted effective tax rate, free cash flow, net debt, consolidated EBITDA, and consolidated net leverage ratio (as defined in the credit agreement). Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules. The company believes that organic net sales (decline) growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of the company’s core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of its fundamental business operations or were not part of the company’s business operations during a comparable period. The company believes that free cash flow is a useful measure of its ability to generate cash. The company believes that net debt, consolidated EBITDA, and consolidated net leverage ratio are useful measures of its credit position. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that the company’s definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

LFUS-F
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Littelfuse Inc. 6133 North River Road, Suite 500 Rosemont, Illinois 60018 p: (773) 628-1000 www.littelfuse.com

LITTELFUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands, except share and per share data)	June 27, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$628,224	$563,391
Short-term investments	367	287
Trade receivables, less allowances of $86,865 and $77,073 at June 27, 2026 and December 27, 2025, respectively	423,590	363,215
Inventories	433,755	416,472
Prepaid income taxes and income taxes receivable	4,044	6,137
Prepaid expenses and other current assets	93,629	85,832
Total current assets	1,583,609	1,435,334
Net property, plant, and equipment	513,160	540,640
Intangible assets, net of amortization	553,511	594,907
Goodwill	1,203,861	1,211,411
Investments	11,923	20,010
Deferred income taxes	4,977	5,255
Right of use lease assets	81,729	86,263
Other long-term assets	59,709	62,976
Total assets	$4,012,479	$3,956,796
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$248,972	$211,079
Accrued liabilities	191,873	199,271
Accrued income taxes	32,667	26,186
Current portion of long-term debt	100,000	96,233
Total current liabilities	573,512	532,769
Long-term debt, less current portion	529,660	706,394
Deferred income taxes	110,081	102,335
Accrued post-retirement benefits	40,062	38,733
Non-current lease liabilities	68,146	71,765
Other long-term liabilities	72,658	78,766
Total equity	2,618,360	2,426,034
Total liabilities and equity	$4,012,479	$3,956,796

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net sales	$738,781	$613,413	$1,395,750	$1,167,720
Cost of sales	432,717	381,359	835,537	728,410
Gross profit	306,064	232,054	560,213	439,310

Selling, general, and administrative expenses	120,578	95,517	219,903	183,225
Research and development expenses	31,037	26,401	60,774	52,449
Amortization of intangibles	14,704	14,852	31,204	29,183
Restructuring, impairment, and other charges	20,021	2,506	27,443	11,525
Total operating expenses	186,340	139,276	339,324	276,382
Operating income	119,724	92,778	220,889	162,928

Interest expense	5,739	8,568	12,716	17,443
Foreign exchange (gain) loss	(160)	10,448	(2,573)	15,291
Other income, net	(2,919)	(4,452)	(3,049)	(7,967)
Income before income taxes	117,064	78,214	213,795	138,161
Income taxes	27,659	20,872	49,243	37,248
Net income	$89,405	$57,342	$164,552	$100,913

Earnings per share:
Basic	$3.53	$2.32	$6.53	$4.08
Diluted	$3.49	$2.30	$6.44	$4.05

Weighted-average shares and equivalent shares outstanding:
Basic	25,305	24,755	25,190	24,760
Diluted	25,620	24,905	25,534	24,938

Comprehensive income	$83,699	$155,255	$139,672	$236,423

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
(in thousands)	June 27, 2026	June 28, 2025
OPERATING ACTIVITIES
Net income	$164,552	$100,913
Adjustments to reconcile net income to net cash provided by operating activities:	105,753	86,758
Changes in operating assets and liabilities:
Trade receivables	(65,720)	(52,635)
Inventories	(21,254)	23,316
Accounts payable	39,159	(7,001)
Accrued liabilities and income taxes	2,147	(14,425)
Prepaid expenses and other assets	1,837	11,299
Net cash provided by operating activities	226,474	148,225

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(2,818)	(57,417)
Purchases of property, plant, and equipment	(33,021)	(32,999)
Net proceeds from sale of property, plant and equipment, and other	9,115	712
Net cash used in investing activities	(26,724)	(89,704)

FINANCING ACTIVITIES
Net payments of credit facility	(166,250)	(57,500)
Repurchases of common stock	—	(27,553)
Cash dividends paid	(37,872)	(34,677)
All other cash provided by financing activities	72,179	(813)
Net cash used in financing activities	(131,943)	(120,543)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,035)	22,468
Increase (decrease) in cash, cash equivalents, and restricted cash	64,772	(39,554)
Cash, cash equivalents, and restricted cash at beginning of period	565,104	726,437
Cash, cash equivalents, and restricted cash at end of period	$629,876	$686,883

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Second Quarter			Year-to-Date
(in thousands)	2026	2025	% Growth/Decline	2026	2025	% Growth
Net sales
Electronics	$406,420	$335,666	21.1%	$769,195	$642,915	19.6%
Transportation	182,411	179,400	1.7%	352,792	341,262	3.4%
Industrial	149,950	98,347	52.5%	273,763	183,543	49.2%
Total net sales	$738,781	$613,413	20.4%	$1,395,750	$1,167,720	19.5%

Operating income
Electronics	$86,916	$49,861	74.3%	$157,195	$96,627	62.7%
Transportation	25,691	28,074	(8.5)%	49,794	46,991	6.0%
Industrial	27,474	18,863	45.7%	48,235	31,937	51.0%
Other (a)	(20,357)	(4,020)	N.M.	(34,335)	(12,627)	N.M.
Total operating income	$119,724	$92,778	29.0%	$220,889	$162,928	35.6%
Operating Margin	16.2%	15.1%		15.8%	14.0%

Interest expense	5,739	8,568		12,716	17,443
Foreign exchange (gain) loss	(160)	10,448		(2,573)	15,291
Other income, net	(2,919)	(4,452)		(3,049)	(7,967)
Income before income taxes	$117,064	$78,214	49.7%	$213,795	$138,161	54.7%

(a) "Other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments, and restructuring and impairment charges. See Supplemental Financial Information for details.

N.M. - Not meaningful

	Second Quarter			Year-to-Date
(in thousands)	2026	2025	% Growth/Decline	2026	2025	% Growth
Operating Margin
Electronics	21.4%	14.9%	6.5%	20.4%	15.0%	5.4%
Transportation	14.1%	15.6%	(1.5)%	14.1%	13.8%	0.3%
Industrial	18.3%	19.2%	(0.9)%	17.6%	17.4%	0.2%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts - unaudited)

Non-GAAP EPS reconciliation
	Q2-26	Q2-25	YTD-26	YTD-25
GAAP diluted EPS	$3.49	$2.30	$6.44	$4.05
EPS impact of Non-GAAP adjustments (below)	0.70	0.55	1.06	0.99
Adjusted diluted EPS	$4.19	$2.85	$7.50	$5.04

Non-GAAP adjustments - expense / (income)
	Q2-26	Q2-25	YTD-26	YTD-25
Acquisition-related and integration costs (a)	$0.4	$1.5	$1.5	$1.6
Purchase accounting inventory adjustments (b)	—	—	5.4	(0.5)
Restructuring, impairment and other charges (c)	20.0	2.5	27.4	11.5
Non-GAAP adjustments to operating income	20.4	4.0	34.3	12.6
Other income, net (d)	—	—	2.7	—
Non-operating foreign exchange (gain) loss	(0.2)	10.4	(2.6)	15.3
Non-GAAP adjustments to income before income taxes	20.2	14.4	34.5	27.9
Income taxes (e)	2.4	0.8	7.6	3.2
Non-GAAP adjustments to net income	$17.8	$13.6	$26.9	$24.7

Total EPS impact	$0.70	$0.55	$1.06	$0.99

Adjusted operating margin / Adjusted EBITDA reconciliation
	Q2-26	Q2-25	YTD-26	YTD-25
Net income	$89.4	$57.3	$164.6	$100.9
Add:
Income taxes	27.7	20.9	49.2	37.2
Interest expense	5.7	8.6	12.7	17.4
Foreign exchange (gain) loss	(0.2)	10.4	(2.6)	15.3
Other income, net	(2.9)	(4.5)	(3.0)	(8.0)
GAAP operating income	$119.7	$92.8	$220.9	$162.9
Non-GAAP adjustments to operating income	20.4	4.0	34.3	12.6
Adjusted operating income	$140.1	$96.8	$255.2	$175.5
Amortization of intangibles	14.7	14.9	31.2	29.2
Depreciation expense	19.9	19.4	38.8	37.8
Adjusted EBITDA	$174.7	$131.1	$325.2	$242.5

Net sales	$738.8	$613.4	$1,395.8	$1,167.7
Net income as a percentage of net sales	12.1%	9.3%	11.8%	8.6%
Operating margin	16.2%	15.1%	15.8%	14.0%
Adjusted operating margin	19.0%	15.8%	18.3%	15.0%
Adjusted EBITDA margin	23.6%	21.4%	23.3%	20.8%

Adjusted EBITDA by Segment	Q2-26			Q2-25
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$86.9	$25.7	$27.5	$49.9	$28.1	$18.8
Add:
Add back amortization	7.6	2.8	4.3	10.1	3.4	1.4
Add back depreciation	12.2	5.5	2.2	12.6	5.3	1.5
Adjusted EBITDA	$106.7	$34.0	$34.0	$72.6	$36.8	$21.7
Adjusted EBITDA Margin	26.3%	18.6%	22.6%	21.6%	20.5%	22.1%

Adjusted EBITDA by Segment	YTD-26			YTD-25
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$157.2	$49.8	$48.2	$96.6	$47.0	$31.9
Add:
Add back amortization	16.6	6.1	8.5	19.9	6.8	2.5
Add back depreciation	24.0	10.5	4.3	24.0	10.8	3.0
Adjusted EBITDA	$197.8	$66.4	$61.0	$140.5	$64.6	$37.4
Adjusted EBITDA Margin	25.7%	18.8%	22.3%	21.8%	18.9%	20.4%

Net sales reconciliation	Q2-26 vs. Q2-25
	Electronics	Transportation	Industrial	Total
Net sales growth	21%	2%	52%	20%
Less:
Acquisitions	—%	—%	36%	6%
FX impact	1%	1%	—%	1%
Organic net sales growth	20%	1%	16%	14%

Electronics segment net sales reconciliation	Q2-26 vs. Q2-25
	Electronics - Passive Products and Sensors	Electronics - Semiconductor	Total Electronics
Net sales growth	26%	16%	21%
Less:
FX impact	1%	1%	1%
Organic net sales growth	26%	15%	20%

Transportation segment net sales reconciliation	Q2-26 vs. Q2-25
	Commercial Vehicle Products	Passenger Car Products (1)	Auto Sensor Products (1)	Total Transportation
Net sales growth (decline)	5%	1%	(10)%	2%
Less:
FX impact	1%	1%	2%	1%
Organic net sales growth (decline)	4%	—%	(12)%	1%
(1) Passenger vehicle business (PVB) includes passenger car and auto sensor products.

Net sales reconciliation	YTD-26 vs. YTD-25
	Electronics	Transportation	Industrial	Total
Net sales growth	20%	3%	49%	20%
Less:
Acquisitions	—%	—%	38%	6%
FX impact	2%	2%	—%	2%
Organic net sales growth	18%	1%	11%	12%

Electronics segment net sales reconciliation	YTD-26 vs. YTD-25
	Electronics - Passive Products and Sensors	Electronics - Semiconductor	Total Electronics
Net sales growth	26%	13%	20%
Less:
FX impact	2%	2%	2%
Organic net sales growth	24%	11%	18%

Transportation segment net sales reconciliation	YTD-26 vs. YTD-25
	Commercial Vehicle Products	Passenger Car Products (1)	Auto Sensor Products (1)	Total Transportation
Net sales growth (decline)	3%	5%	(5)%	3%
Less:
FX impact	2%	2%	5%	2%
Organic net sales growth (decline)	2%	3%	(10)%	1%
(1) Passenger vehicle business (PVB) includes passenger car and auto sensor products.

Income tax reconciliation
	Q2-26	Q2-25	YTD-26	YTD-25
Income taxes	$27.7	$20.9	$49.2	$37.2
Effective rate	23.6%	26.7%	23.0%	27.0%
Non-GAAP adjustments - income taxes	2.4	0.8	7.6	3.2
Adjusted income taxes	$30.1	$21.7	$56.9	$40.4
Adjusted effective rate	21.9%	23.4%	22.9%	24.4%

Free cash flow reconciliation
	Q2-26	Q2-25	YTD-26	YTD-25
Net cash provided by operating activities	$146.2	$82.5	$226.5	$148.2
Less: Purchases of property, plant, and equipment	(18.9)	(9.9)	(33.0)	(33.0)
Free cash flow	$127.3	$72.6	$193.5	$115.2

Consolidated Total Debt	As of June 27, 2026
Consolidated total debt	$629.7
Unamortized debt issuance costs	3.3
Finance lease liability	0.1
Consolidated funded indebtedness	633.1
Cash held in U.S. (up to $400 million)	139.3
Net debt	$493.8

Consolidated EBITDA	Twelve Months Ended June 27, 2026
Net Loss	$(8.2)
Interest expense	29.6
Income taxes	87.3
Depreciation expense	75.9
Amortization expense	61.8
Non-cash additions:
Stock-based compensation expense	28.8
Purchase accounting inventory step-up charge	6.4
Unrealized loss on investments	1.7
Impairment charges	315.1
Other	25.5
Consolidated EBITDA (1)	$623.9

Consolidated Net Leverage Ratio (as defined in the Credit Agreement) *	0.8x
* Our Credit Agreement and Private Placement Note with maturities ranging from 2027 to 2031, contain financial ratio covenants providing that if, as of the last day of each fiscal quarter, the Consolidated Net Leverage ratio at such time for the then most recently concluded period of four consecutive fiscal quarters of the Company exceeds 3.50:1.00, an Event of Default (as defined in the Credit Agreement and Private Placement Senior Notes) is triggered.

The Credit Agreement was amended in Q1 2026 and now allows to add restructuring charges and business optimization expenses in addition to the prior credit agreement.

(1) Represents Consolidated EBITDA as defined in our Credit Agreement and Private Placement Senior Notes and is calculated using the most recently concluded period of four consecutive quarters.

Note: Total will not always foot due to rounding.

(a) Reflected in selling, general and administrative expenses ("SG&A").
(b) Reflected in cost of sales.
(c) Reflected in restructuring, impairment and other charges.
(d) 2026 included the reversal of an indemnification receivable of $2.7 million related to lapses in the statute of limitations for previously unrecognized tax benefits recognized in the first quarter of 2026.
(e) Reflected the tax impact associated with the non-GAAP adjustments including $2.7 million of tax benefits due to lapses in the statute of limitations for previously unrecognized tax benefits recognized in the first quarter of 2026.

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